Exhibit 99.1

ARRAY Technologies Completes Acquisition of APA Solar

Combined product portfolio positions ARRAY to deliver fully integrated tracker and engineered foundation solutions for the solar industry

ALBUQUERQUE, N.M., Aug. 14, 2025 (GLOBE NEWSWIRE) – ARRAY Technologies (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of solar tracking technology products, software, and services for utility-scale solar energy projects, today announced the successful completion of its acquisition of APA Solar (“APA”), a premier solar racking and structural solutions provider. This strategic acquisition strengthens ARRAY’s position as a global leader in renewable energy infrastructure and expands its product portfolio to better serve the evolving needs of the solar industry and our customers.

“This is a pivotal moment for ARRAY,” said Kevin G. Hostetler, chief executive officer at ARRAY Technologies. “APA brings a strong track record of innovation, customer service, and engineering excellence. Together, we will accelerate the deployment of utility-scale and distributed solar energy by offering a more comprehensive and flexible portfolio of solutions to a broader range of customers.”

APA, known for its tracker-compatible engineered foundation systems and robust fixed-tilt racking systems, will continue to operate under its brand as a strategic business unit within ARRAY Technologies.

“We’re thrilled to join forces with ARRAY,” said Josh Von Deylen, chief executive officer at APA. “Our shared values and complementary capabilities make this a natural fit. This transaction will allow us to scale faster, drive more transformative innovation, and deliver even greater value to our customers.”

The acquisition is expected to be accretive to ARRAY’s earnings, with significant opportunities for commercial synergies, and will enhance the ability of ARRAY to serve a broader range of utility-scale and commercial solar projects across North America and beyond. We expect to update our full-year guidance to reflect the impact of APA on our third quarter earnings call.

“This is an exciting new chapter for our team,” said Joe Von Deylen, chief operations officer at APA. “By combining APA’s engineering expertise with ARRAY’s global reach and resources, we’re poised to make a significant impact on the future of clean energy.”

Advisors & Additional Resources

Jefferies LLC acted as exclusive financial advisor and Kirkland & Ellis acted as legal advisor to ARRAY. Donelly Penman & Partners acted as exclusive financial advisor, and Rupp, Hagans & Bohmer, LLP and Eastman & Smith as legal advisors to APA.

Additional information regarding the transaction will be included in a Current Report on Form 8-K to be filed by ARRAY with the U.S. Securities and Exchange Commission (the “SEC”).

About ARRAY Technologies, Inc.

ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of solar tracking technology to utility-scale and distributed generation customers who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, software platforms and field services combine to maximize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology – relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Media Contact

Nicole Stewart

505.589.8257

nicole.stewart@arraytechinc.com

Investor Relations Contact

Investor Relations

investors@arraytechinc.com

Forward Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “anticipates,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “designed to” or similar expressions and the negatives of those terms. Forward-looking statements include statements regarding the anticipated benefits (including synergies) of the APA transaction, the anticipated impact of the APA transaction on the Company’s business and future financial and operating results, the timing of expected synergies and returns from the APA transaction, the expected timing of updated guidance reflecting the impact of the APA transaction, the Company’s future financial position, business strategy, revenues, earnings, free cash flow, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: ARRAY’s ability to integrate APA’s operations in a successful manner and in the expected time period; the Company’s ability to achieve the strategic and other objectives relating to the APA transaction; and risks relating to any unforeseen liabilities of APA. Forward-looking statements should be evaluated together with the risks and uncertainties that affect our business and operations, particularly those described in more detail in the Company’s most recent Annual Report on Form 10-K and subsequent reports and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com. The forward-looking statements included in this press release speak only as of the date of this press release. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.